Exhibit 10.1

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 31st day of July, 2019, between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and CHEMOCENTRYX, INC., a Delaware corporation (“Tenant”).

Building:	That certain to-be-constructed 6-story building to be known as 835 Industrial Road, San Carlos, California

Premises:

A portion of the Building consisting of the entire 5th floor and the entire 6th floor, containing approximately 96,463 rentable square feet, as determined by Landlord, as shown on Exhibit A, subject to adjustment pursuant to Section 5 hereof.

Project:	The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:	$5.60 per rentable square foot of the Premises per month, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises:	96,463 sq. ft., subject to adjustment pursuant to Section 5 hereof.

Rentable Area of Building:	243,988 sq. ft., subject to adjustment pursuant to Section 5 hereof.

Rentable Area of Project:	526,178 sq. ft., subject to adjustment pursuant to Section 5 hereof.

Tenant’s Share of Operating Expenses of Building:	39.54%, subject to adjustment pursuant to Section 5 hereof.

Building’s Share of Project:	46.37% sq. ft., subject to adjustment pursuant to Section 5 hereof.

Security Deposit:	$1,080,386.00	Target Commencement Date:	August 1, 2020
Rent Adjustment Percentage:	3%

Base Term:

Beginning on the Commencement Date and ending 120 months from the first day of the first full month following the Rent Commencement Date.  For clarity, if the Rent Commencement Date occurs on the first day of a month, the expiration of the Base Term shall be measured from that date.  If the Rent Commencement Date occurs on a day other than the first day of a month, the expiration of the Base Term shall be measured from the first day of the following month.

Permitted Use:

Research and development laboratory, wet laboratory, manufacturing, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

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Address for Rent Payment:

P.O. Box 975383

Dallas, TX 75397-5383

Landlord’s Notice Address before September 1, 2019:	Landlord’s Notice Address on or after September 1, 2019:
385 E. Colorado Boulevard, Suite 299	26 North Euclid Avenue
Pasadena, CA 91101	Pasadena, CA 91101
Attention: Corporate Secretary	Attention: Corporate Secretary

Tenant’s Notice Address	Tenant’s Notice Address
Prior to the Commencement Date:	After the Commencement Date:
850 Maude Avenue	835 Industrial Road, 5th Floor
Mountain View, CA 94043	San Carlos, California 94070
Attention: Chief Financial Officer	Attention: Chief Financial Officer

With a copy to:	With a copy to:
850 Maude Avenue	835 Industrial Road, 5th Floor
Mountain View, CA 94043	San Carlos, California 94070
Attention: Legal Department	Attention: Legal Department

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C - WORK LETTER	[X] EXHIBIT D - COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F - TENANT’S PERSONAL PROPERTY
[X] EXHIBIT G - HAZMAT STORAGE AREA	[X] EXHIBIT H - MECHANICAL PAD

1.Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  Tenant shall have the non-exclusive right during the Term to use the Common Areas along with others having the right to use the Common Areas and the exclusive right to use the patio on the sixth (6th) floor. Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building and the Premises 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

2.Delivery; Acceptance of Premises; Commencement Date.  Landlord shall use reasonable efforts to deliver to Tenant the Premises in Tenant Improvement Work Readiness Condition (“Delivery” or “Deliver”) on or before the Target Commencement Date for Tenant’s construction of the Tenant Improvements pursuant to the Work Letter.  If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.  Notwithstanding anything to the contrary contained herein, if Landlord fails to Deliver the Premises to Tenant by October 1, 2020 (as such date may be extended for Force Majeure delays (not to exceed 120 days) and delays caused by Tenant, the “Abatement Date”), then Base Rent payable with respect to the Premises shall be abated 1 day for each day from and including the Abatement Date that Landlord fails to Deliver the Premises to Tenant.  If Landlord does not Deliver the Premises within 150 days of the Target Commencement Date for any reason other than Force Majeure delays (not to exceed 120 days), this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated by Tenant, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.  As used herein, the terms “Tenant Improvements” and “Tenant Improvement Work Readiness Condition” shall have the meanings set forth for such terms in the Work Letter.  If Tenant does not elect to void this Lease within 5 business days of the lapse of such 150 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

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The “Commencement Date” shall be the date that Landlord Delivers the Premises to Tenant for Tenant’s construction of the Tenant Improvements pursuant to the Work Letter.  The “Rent Commencement Date” shall be the earlier to occur of (i) the date that is 9 months after the Commencement Date; provided, however, that if the Tenant Improvements have not been Substantially Completed (as defined in the Work Letter) by the date that is 9 months after the Commencement Date solely due to delays in the Shell Substantial Completion (as defined in the Work Letter), the Rent Commencement Date shall be extended 1 day for each day that Substantial Completion of the Tenant Improvements was delayed solely due to such delays in the Shell Substantial Completion, or (ii) the date that the Tenant Improvements are Substantially Completed; provided, however, that to the extent that Shell Substantial Completion has not been achieved by the date that the Tenant Improvements are Substantially Completed, the Rent Commencement Date shall be extended 1 day for each day that Shell Substantial Completion has not been achieved.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, the Rent Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and the Extension Term which Tenant may elect pursuant to Section 40 hereof.

Except as set forth in the Work Letter or as otherwise expressly set forth in this Lease:  (i) Tenant shall accept the Premises in their condition as of the Commencement Date; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.  Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Notwithstanding anything to the contrary contained herein, for the period of 90 consecutive days after the Rent Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems (as defined in Section 13) serving the Premises, unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.Rent.

(a)Base Rent.  The Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord.  The first month’s Base Rent shall be due on the Rent Commencement Date.  Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof after the Rent Commencement Date, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

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Notwithstanding anything contained herein to the contrary, so long as Tenant is not then in default under this Lease beyond applicable notice and cure periods, for the period commencing on the Rent Commencement Date through the date that is 180 days after the Rent Commencement Date (the “Partial Abatement Period”), Tenant shall be required to pay Base Rent with respect to only 48,232 rentable square feet of the Premises.  Tenant shall commence paying Base Rent with respect to the entire Premises on the day immediately following the expiration of the Partial Abatement Period.

(b)Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) commencing on the Rent Commencement Date, Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.Base Rent Adjustments.

(a)Annual Adjustments.  Base Rent shall be increased on each annual anniversary of the Rent Commencement Date (or, if the Rent Commencement Date does not occur on the first day of a calendar month, each anniversary of the first day of the first full month following the Rent Commencement Date) (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

(b)Additional TI Allowance.  In addition to the Tenant Improvement Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant the Additional Tenant Improvement Allowance (as defined in the Work Letter). Commencing on the Rent Commencement Date and continuing thereafter on the first day of each month during the Base Term, Tenant shall pay the amount necessary to fully amortize the portion of the Additional Tenant Improvement Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 7% per annum over the Base Term, which interest shall begin to accrue on the later of the Rent Commencement Date and the date that Landlord first disburses such Additional Tenant Improvement Allowance or any portion(s) thereof (“TI Rent”). Any TI Rent remaining unpaid as of the expiration or earlier termination of the Lease resulting from a Default by Tenant under this Lease shall be paid to Landlord in a lump sum at the expiration or earlier termination of this Lease. TI Rent shall not be subject to annual adjustments pursuant to Section 4(a).

5.Operating Expense Payments.  Commencing with respect to the first full calendar year of the Base Term, Landlord shall endeavor to deliver to Tenant, at least 30 days prior to the beginning of each calendar year of the Term, a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year (but no more than quarterly).  Commencing on the Rent Commencement Date and continuing thereafter on the first day of each month of the Term, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

Notwithstanding anything contained herein to the contrary, so long as Tenant is not then in default under this Lease beyond applicable notice and cure periods, during the Partial Abatement Period, Tenant shall be required to pay Operating Expenses with respect to only 48,232 rentable square feet of the Premises.  Tenant shall commence paying Operating Expenses with respect to the entire Premises on the day immediately following the expiration of the Partial Abatement Period.

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The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building (including the Building’s Share of all costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project which are not specific to the Building or any other building located in the Project) (including, without duplication, (v) Taxes (as defined in Section 9), (w) capital repairs, improvements and replacements amortized over the lesser of 11 years or the useful life of such capital items (except for capital repairs, replacements and improvements to the roof, which shall be amortized over 15 years), adjusted to reflect Building operations 24 hours per day, 7 days per week and 365 days per year for laboratory/office purposes(provided that those Operating Expenses incurred or accrued by Landlord with respect to any capital repairs, replacements or improvements which are for the intended purpose of promoting sustainability (for example, without limitation, by reducing energy usage at the Project) (a “Capital Sustainability Expenditure”) may be amortized over a shorter period, at Landlord’s discretion, to the extent the cost of a Capital Sustainability Expenditure is offset by a reduction in Operating Expenses), (x) the cost (including, without limitation, any subsidies which Landlord may provide in connection with the common area amenities (the “Common Area Amenities”)) of the Common Area Amenities now or hereafter located at the Project, (y) costs related to any parking structure or parking areas serving the Project and costs for transportation services (including costs associated with Landlord’s operation of or participation in a shuttle service), and (z) and the costs of Landlord’s third party property manager (not to exceed 2% of the then-current Base Rent) or, if there is no third party property manager, administration rent in the amount of 2% of the then-current Base Rent), excluding only:

(a)the original construction costs of the Project and renovation prior to the Rent Commencement Date and costs of correcting defects in such original construction or renovation;

(b)expenditures for expansion of the Project (including in connection with additional buildings at the Project);

(c)interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d)depreciation of the Project (except for capital improvements, the cost of which are  includable in Operating Expenses);

(e)advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)legal and other expenses incurred in the negotiation or enforcement of leases;

(g)completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h)costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i)salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(j)general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

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(k)costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l)costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m)penalties, fines or interest incurred as a result of Landlord’s inability or failure  to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n)overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o)costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p)costs in connection with services (including electricity and in-suite janitorial), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q)costs incurred in the sale or refinancing of the Project;

(r)net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s)any costs incurred to remove, study, test or remediate, or otherwise related to the presence of Hazardous Materials in or about the Building or the Project for which Tenant is not responsible under this Lease;

(t)reserves;

(u)costs incurred in connection with the performance of alterations or modifications to the Project (other than the Premises for which Tenant shall be solely responsible for) that are required solely due to the non-compliance of the Project with Legal Requirements applicable to the Project (other than the Premises for which Tenant shall be solely responsible for) as of the date of substantial completion of Landlord’s Work;

(v)costs occasioned by condemnation;

(w)any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by insurance policies required to be maintained by Landlord in accordance with Section 17;

(x)costs of repairs or other work necessitated by fire, windstorm or other similar casualty (deductible amounts may be included by Landlord as part of Operating Expenses, but Tenant’s share (i.e., 39.54% (subject to the re-measurement provided for in the last paragraph of this Section 5) of any earthquake deductible in excess of $25,000 amounts may be included as part of Operating Expenses provided they are amortized over a period of 15 years (with interest not to exceed 8% per annum);

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(y)insurance deductibles in excess of deductibles that Tenant can demonstrate are in excess of customary deductible amounts carried by institutional owners of Class A laboratory/office buildings in the San Carlos area; provided, however, that any earthquake deductibles in excess of $25,000 are amortized as provided for in Section 5(x) above;

(z)costs incurred by Landlord for a third party parking operator or the implementation of parking programs at the Project such as valet parking; and

(aa)any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  Landlord’s and Tenant’s obligations to pay any overpayments or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 60 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 60 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have a regionally or nationally recognized independent public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense), audit and/or review the Expense Information for the year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review.  Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated such that Tenant shall not be required to pay any Taxes or other Operating Expenses for periods prior to the Rent Commencement Date or (so long as Tenant is no longer occupying any portion of the Premises) after the expiration of this Lease.  Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

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“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord shall, prior to the Rent Commencement Date, cause the rentable square footage of the Premises, the Building and/or the Project to be re-measured by ARC-TEC in accordance with the Building Owners and Managers Association (ANSI/BOMA Z65.1-2017), as customarily modified for office/laboratory properties in the San Carlos area.  If the actual rentable square footage of the Premises, the Building or the Project deviates from the amount specified in the definitions of “Premises,” “Rentable Area of Premises,” “Rentable Area of Building” or “Rentable Area of Project” on page 1 of this Lease, then, promptly following such measurement, this Lease shall be amended so as to (i) reflect the actual rentable square footage thereof in the definitions of “Premises,” “Rentable Area of Premises” and “Rentable Area of Project,” and (ii) appropriately adjust the amount set forth in the definition of “Tenant’s Share of Operating Expenses of Building” and “Building’s Share of Operating Expenses of Project” which were calculated based on the rentable square footages of the Premises, Building and Project originally set forth on page 1.  Notwithstanding the foregoing, if the actual rentable square footage of the Premises (x) exceeds 98,000 rentable square feet, the rentable square footage for the purposes of Base Rent shall be stipulated to be 98,000 rentable square feet, and (y) exceeds 100,000 rentable square feet, the rentable square footage for the purposes of calculating Tenant’s Share of Operating Expenses of Building shall be stipulated to be 100,000 rentable square feet.  Following the measurement provided in this paragraph, the rentable area of the Premises shall not be subject to further re-measurement by either party.  If Landlord has a reasonable basis for doing so, Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”):  (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice.  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit until Tenant shall have replaced the expired Letter of Credit with a new Letter of Credit consistent with the requirements herein, at which time Landlord shall refund the amount of the previously drawn Letter of Credit to Tenant less any amounts applied under this Lease.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below.  Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease.  Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

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If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.Use.  The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 10 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement; unless Tenant is actively contesting any such determination in good faith and by appropriate legal proceedings, provided that Tenant first gives Landlord appropriate assurance reasonably satisfactory to Landlord against any loss, cost or expense on account thereof, and further provided such contest shall not subject Landlord to criminal penalties or civil sanctions, loss of property or civil liability.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  The Permitted Use as defined in this Lease will not result in the voidance of or an increased insurance risk or cause the disallowance of any sprinkler or other credits with respect to the insurance currently being maintained by Landlord.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment which would overload the floor in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed.  Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

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Landlord shall be responsible for the compliance of the Common Areas of the Project with Legal Requirements as of the date of substantial completed of Landlord’s Work. Following the date of substantial completion of Landlord’s Work, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises, the Tenant Improvements or Tenant’s Alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Except as provided in the two immediately preceding sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s specific use of the Premises, the Tenant Improvements or Tenant’s Alterations.  Notwithstanding any other provision herein to the contrary, subject to the terms of this paragraph, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with any failure of the Premises to comply with Legal Requirements to the extent related to Tenant’s specific use of the Premises, the Tenant Improvements or Tenant’s Alterations, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any breach of this sentence.

Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith.

8.Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Base Rent, plus Operating Expenses, in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; provided, however, that if Tenant delivers a written inquiry to Landlord within 30 days prior to the expiration or earlier termination of the Term, Landlord will notify Tenant whether the potential exists for consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

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9.Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Rent Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project (or any portion thereof), or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Notwithstanding anything to the contrary herein, Landlord shall only charge Tenant for assessments as if those assessments were paid by Landlord over the longest possible term which Landlord is permitted to pay for the applicable assessments without additional charge other than interest, if any, provided under the terms of the underlying assessments.  Notwithstanding anything to the contrary contained in this Lease, Taxes shall not include any net income taxes, estate taxes or inheritance taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder, or any late penalties, interest or fines unless due to any late payment of Rent by Tenant.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

Nothing contained in this Section 9 is intended to make Tenant responsible for the cost incurred by Landlord to obtain the building permit required to construct the Building Shell pursuant to Section 2(a) of the Work Letter.

10.Parking.  Subject to all applicable Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project, to use 2.78 parking spaces per 1,000 rentable square feet of the Premises, which parking spaces shall be located in the parking structure or other parking areas of the Project designated for non-reserved parking, subject in each case to Landlord’s rules and regulations.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

Subject to compliance with Legal Requirements, Landlord shall, at Landlord’s cost and expense, install, and, as part of Operating Expenses, power and maintain, approximately 21 dual-charging electric vehicle charging stations in the parking areas of the Project, which shall be available on a non-reserved basis.

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If applicable to the Project, Tenant shall comply with the requirements of any TDMP (as defined below) which may be required by the City of San Carlos or other Governmental Authority with respect to the parking areas at the Project which are binding on tenants in the Project or tenants using the parking lots or structures available at the Project.  A copy of any TDMP in effect from time to time during the Term shall be made available to Tenant.  Notwithstanding anything to the contrary contained in this Lease, if applicable to the Project, Tenant shall be required to comply with the requirements of (and Operating Expenses shall expressly include any costs incurred by Landlord to comply with) any transportation demand management plan (“TDMP”) and any other permit conditions (e.g. rider sharing and carpooling initiatives) imposed by the City of San Carlos or other Governmental Authority.

11.Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and, with respect to the Common Areas, refuse and trash collection and janitorial services (collectively, “Utilities”).  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Landlord may cause, at Landlord’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Tenant shall retain third parties reasonably acceptable to Landlord to provide janitorial services and trash collection services to the Premises and Tenant shall pay such third parties directly for such janitorial and trash collection services.  For the avoidance of doubt, one or more trash dumpsters located in the Common Areas shall be available, as part of Operating Expenses, for the non-exclusive use of Tenant to dispose of refuse and trash from within the Premises.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide  emergency generators with not less than the capacity of the emergency generators shown on the Building Shell Construction Drawings, of which Tenant shall be entitled to the use of up to 200kW for the Premises, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines.  Except as otherwise provided in the immediately preceding sentence, Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power.  Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

Tenant agrees to provide Landlord with access to Tenant’s water and/or energy usage data on a monthly basis, either by providing Tenant’s applicable utility login credentials to Landlord’s Measurabl online portal, or by another delivery method reasonably agreed to by Landlord and Tenant. The actual, reasonable costs and expenses incurred by Landlord in connection with receiving and analyzing such water and/or energy usage data (including, without limitation, as may be required pursuant to applicable Legal Requirements) shall be included as part of Operating Expenses.

Nothing contained in this Section 11 is intended to make Tenant responsible for the cost of utilities or hook-up fees incurred by Landlord solely in connection with the construction of the Building Shell.

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12.Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the Building structure or Building Systems affecting any other tenants of the Building, and shall not be otherwise unreasonably withheld. Tenant may construct nonstructural, Alterations in the Premises from time to time without Landlord’s prior approval if the cost of the applicable Alteration project does not exceed $100,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing (which written notice may be given by email to persons designated by Landlord in writing from time to time as Landlord’s representatives for the purpose of receiving such notices) of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 5 business days in advance of any proposed construction. Also, if requested in writing by Landlord, Tenant shall provide any work contracts entered into by Tenant with respect to any Notice-Only Alteration. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Other than in connection with Notice-Only Alterations, Tenant shall pay to Landlord, as Additional Rent, on demand, an amount equal to the reasonable out-of-pocket costs incurred by Landlord to review Tenant’s plans with respect to each Alteration.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

In connection with any Alterations anticipated to cost in excess of $500,000, Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall, with respect to all Alterations, complete the work free and clear of liens and provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

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Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof.  Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice-Only Alteration, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence.  Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes.  During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) ”Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) ”Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove or restore the Tenant Improvements constructed pursuant to the Work Letter at the expiration or earlier termination of this Lease, nor shall Tenant have the right to remove such Tenant Improvements at any time other than in accordance with this Section 12.

13.Landlord’s Repairs.  Landlord, as an Operating Expense (except to the extent the cost thereof is excluded from Operating Expenses pursuant to Section 5 hereof), shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, fire risers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), all in good repair, reasonable wear and tear and uninsured losses and damages (except to the extent Landlord fails to maintain the insurance required to be maintained by Landlord pursuant to Section 17 hereof and such losses or damages would have been insured losses or expenses under such insurance had Landlord not failed to maintain such insurance) caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded.  Subject to the provisions of the penultimate paragraph of Section 17, losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance that Landlord is required to maintain pursuant to Section 17, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems

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services for routine maintenance, repairs, alterations or improvements.  Landlord shall use reasonable efforts to minimize interference with Tenant’s operations in the Premises in connection with the stoppage of Building Systems pursuant to this Section 13. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.Tenant’s Repairs.  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises or the Project arising directly or indirectly out of use or occupancy of the Premises or the Project by Tenant or any Tenant Parties (including, without limitation, any act, omission or neglect by Tenant or any Tenant’s Parties in or about the Premises or at the Project) or the a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by the willful misconduct or negligence of Landlord Indemnified Parties, or the default by Landlord in the performance of its obligations under this Lease.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party or Tenant Parties.

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17.Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project (including the Tenant Improvements).  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  special form or all risk insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense (other than the Tenant Improvements) and in no event shall Landlord be responsible for insuring any of Tenant’s Property or Alterations); workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with employers liability limits of $1,000,000 bodily injury by accident – each accident, $1,000,000 bodily injury by disease – policy limit, and $1,000,000 bodily injury by disease – each employee; and commercial general liability insurance, with a minimum limit of not less than $4,000,000 per occurrence for bodily injury and property damage and in the aggregate with respect to the Premises, which limits may be met with a combination of excess or umbrella policies.  The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signators (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; shall not contain a hostile fire exclusion; contain a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Tenant shall (i) provide Landlord with 30 days advance written notice of cancellation of such commercial general liability policy, and (ii) request Tenant’s insurer to endeavor to provide 30 days advance written notice to Landlord of cancellation of such commercial general liability policy (or 10 days in the event of a cancellation due to non-payment of premium).  Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant prior to (i) the earlier to occur of  (x) the Commencement Date, or (y) the date that Tenant accesses the Premises under this Lease, and (ii) each renewal of said insurance.  Tenant’s policy may be a “blanket policy.” If Tenant at any time operates its business at the Premises and concurrently operates its business at any location(s) other than the Premises, such blanket policy shall include an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

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The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Notwithstanding anything to the contrary contained in this Lease, neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder regardless of the negligence of the party to the Lease receiving the benefit of the waiver, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.Restoration.  If, at any time during the Term, (x) the Premises or, (y) a portion of the Building needed for use of or access to the Premises (provided that the Premises continues to be occupiable for the Permitted Use following the fire or other casualty, as determined by applicable Governmental Authorities), are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore such portion of the Building or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period.  Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to (x) receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense subject to the provisions of Section 5) and, (y) if applicable, Landlord’s payment of Landlord’s Contribution (as defined below) pursuant to the immediately following paragraph), promptly restore the Premises (including the Tenant Improvements but excluding any other improvements or Alterations installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”).  Subject to the provisions of the immediately following paragraph, if Landlord becomes aware that sufficient insurance proceeds will not be available to Landlord (for any reason other than Landlord’s failure to maintain the insurance required to be maintained by Landlord pursuant to Section 17) for the restoration of the Building or the Premises, as applicable, and Landlord is not willing to pay the shortfall in excess of Landlord’s Contribution, Landlord shall deliver written notice (“Insufficiency Notice”) to Tenant and, if Tenant is not willing to pay the shortfall in excess of Landlord’s Contribution, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord delivered within 5 days of Landlord’s delivery to Tenant of the Insufficiency Notice. Notwithstanding anything to the contrary contained herein, if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall

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terminate as of the date that is 75 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.  In the event that this Lease terminates pursuant to the provisions of this Section 18 as a result of an earthquake, Tenant shall not be required to pay any deductibles applicable thereto as part of Operating Expenses.  Notwithstanding anything to the contrary contained in this Section 18, the Restoration Period and the Maximum Restoration Period shall not be extended by Force Majeure.

Tenant, at its expense, promptly upon Landlord’s completion of all repairs or restoration required to be done by Landlord pursuant this Section 18, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, shall make all repairs or restoration not required to be done by Landlord.  Thereafter, Tenant shall, at Tenant’s election, promptly re-enter the Premises and commence doing business in accordance with this Lease; provided, however, that Tenant shall nonetheless (and even if Tenant does not re-enter the Premises) continue to be responsible for all of its obligations under this Lease.  Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period.  Notwithstanding anything to the contrary contained herein, Landlord shall also have the right to terminate this Lease if sufficient insurance proceeds are not available for such restoration (for any reason other than Landlord’s failure to maintain the insurance required to be maintained by Landlord pursuant to Section 17) if the uninsured amount exceeds $1,000,000 and Tenant does not agree to pay the additional uninsured amounts in excess of $1,000,000 required to restore the Premises or the Building, as applicable; provided, however, that, notwithstanding anything to the contrary contained herein, if at the time of the estimated completion of the restoration there would be (1) less than 36 months remaining of the Base Term, then Landlord’s obligation to fund the uninsured amount up to $1,000,000 shall be conditioned on Tenant agreeing to exercise its Extension Right pursuant to Section 40 of this Lease, or (2) less than 60 months remaining of the Extension Term, Landlord shall have no obligation to fund any portion of the uninsured amount. Landlord’s funding of any such shortfall of insurance (not to exceed $1,000,000) pursuant to the immediately preceding sentence shall be referred to herein as “Landlord’s Contribution.” Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  In the event that no Hazardous Material Clearances are required to be obtained by Tenant with respect to the Premises, rent abatement shall commence on the date of discovery of the damage or destruction.  Notwithstanding anything to the contrary contained in this Lease, if this Lease terminates pursuant to this Section 18, Landlord shall be entitled to and Tenant shall pay all deductibles and deliver to Landlord all insurance proceeds received by Tenant in connection with the damage and/or destruction of the improvements constructed by Tenant other than the Tenant Improvements.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

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19.Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, materially interfere with or impair Landlord’s ownership or operation of the Project or would in the reasonable judgment of Landlord and Tenant either prevent or materially interfere with Tenant’s use of the Premises (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award; provided, however, that if any of the Tenant Improvements or Tenant’s Alterations to the extent paid for by Tenant and not the TI Allowance are attributed a specific value in and of themselves in connection with the Taking which increases the price or award that would in the absence of such Alterations and Tenant Improvements to the extent paid for by Tenant and not the TI Allowance have been paid to Landlord, Tenant shall have the right to make a claim for the unamortized value specifically attributable to such Alterations and Tenant Improvements to the extent paid for by Tenant and not the TI Allowance.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award other than as provided for in the immediately preceding sentence, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than twice in any 12 month period.

(b)Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed and Tenant shall fail to restore the required coverage within 3 days after written notice from Landlord.

(c)Abandonment.  Tenant shall abandon the Premises.  Tenant shall not be deemed to have abandoned the Premises if Tenant provides Landlord with reasonable advance notice prior to vacating and, at the time of vacating the Premises, (i) Tenant completes Tenant’s obligations under the Decommissioning and HazMat Closure Plan in compliance with Section 28, (ii) Tenant has obtained the release of the Premises of all Hazardous Materials Clearances and the Premises are free from any residual impact from the Tenant HazMat Operations and provides reasonably detailed documentation to Landlord confirming such matters, (iii) Tenant has made reasonable arrangements with Landlord for the security of the Premises for the balance of the Term, and (iv) Tenant continues during the balance of the Term to satisfy and perform all of Tenant’s obligations under this Lease as they come due.

(d)Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant receives notice that any such lien has been filed against the Premises.

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(f)Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except to the extent a different time period is otherwise provided for herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21.Landlord’s Remedies.

(a)Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge.  Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

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(c)Remedies.  Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor;

(ii)Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, to the extent allocable to the remainder of the Term, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)Following Landlord’s termination of this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

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(v)Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)Effect of Exercise.  Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Notwithstanding the foregoing, nothing contained herein shall constitute Tenant’s waiver of its rights under applicable Legal Requirements to receive a 3 day notice from Landlord to quit or pay rent prior to Landlord commencing an unlawful detainer action.  Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22.Assignment and Subletting.

(a)General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.  Notwithstanding the foregoing, Tenant shall have the right to obtain financing from institutional investors (including venture capital funding and corporate partners) which regularly invest in private biotechnology companies or undergo a public offering  which results in a change in control of Tenant without such change of control constituting an assignment under this Section 22 requiring Landlord consent, provided that (i) Tenant notifies Landlord in writing of the financing at least 5 business days prior to the closing of the financing, and (ii) provided that in no event shall such financing result in a change in use of the Premises from the use contemplated by Tenant at the commencement of the Term.

(b)Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its

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final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice:  (i) grant such consent (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting), (ii) refuse such consent, in its reasonable discretion; or (iii) with respect to any assignment or any sublease that would result in more than one entire floor of the Premises being subleased for substantially the remainder of the Term, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”). Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances:  (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would materially lessen the value of the leasehold improvements in the Premises, or would require materially increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial in a manner that is inconsistent with other tenants in the Project such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character or reputation of the proposed assignee or subtenant is unethical, corrupt or immoral, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) intentionally omitted; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) intentionally omitted; (10) the proposed assignee or subtenant is an entity with whom Landlord is then-currently negotiating to lease space in the Project; or (11) the assignment or sublease is prohibited by Landlord’s lender. If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice and, as of the Assignment Date, except for those obligations that expressly survive the expiration or earlier termination of this Lease, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease with respect to the space described in the Assignment Notice (including Base Rent or TI Rent in connection therewith) and the Security Deposit shall be proportionately reduced.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall pay to Landlord a fee equal to Two Thousand Five Hundred Dollars ($2,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.  Notwithstanding the foregoing, Landlord’s consent to a deemed assignment due to a change of control or to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment (which approval shall not be unreasonably withheld or delayed).  In addition, Tenant shall have the right to assign this Lease, upon 15 days prior written notice to Landlord ((x) unless Tenant is prohibited from providing such notice by applicable Legal Requirements in which case Tenant shall notify Landlord promptly thereafter, and (y) if the transaction is subject to confidentiality requirements, Tenant’s advance notification shall be subject to Landlord’s execution of a non-disclosure agreement reasonably acceptable to Landlord and Tenant) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring this Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease

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(a “Corporate Permitted Assignment”).  Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”  Notwithstanding anything to the contrary contained herein, Landlord shall have no right to deliver an Assignment Termination as a result of a Permitted Assignment or any notice of a Permitted Assignment from Tenant.

Notwithstanding anything to the contrary contained in this Lease, Tenant may from time to time enter into agreements (each, a “Shared Space Arrangement”) with Tenant’s vendors, contractors or clients pursuant to which such vendors, contractors or clients may occupy portions of the Premises as “Shared Space Area”, and such agreements shall not require Landlord’s consent under this  Section 22; provided, however, that Tenant shall be required to provide Landlord with a copy of each such license agreement and, prior to the effective date of each such license agreement, Tenant and each licensee shall be required to execute Landlord’s reasonable form of acknowledgment pursuant to which Tenant and the licensee acknowledge and agree, among other things, that: (i) the terms of the Shared Space Arrangement are subject and subordinate to the terms of the Lease, (ii) if the Lease terminates, then the Shared Space Arrangement shall terminate concurrently therewith, (iii) each licensee shall, during the term of its applicable Shared Space Arrangement, maintain the same insurance as is required of Tenant under the Lease and provide Landlord with insurance certificates evidencing the same and naming the Landlord Parties as additional insureds, and (iv) the waivers and releases set forth in the second to last paragraph of Section 17 that apply as between Landlord and Tenant shall also apply as between Landlord and licensee.  Tenant shall be fully responsible for the conduct of such companies within the Shared Space Area and the Project, and Tenant’s indemnification obligations set forth in this Lease shall apply with respect to the conduct of such parties within the Shared Space Area and Project.

(c)Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

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(d)No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  Except with respect to Permitted Assignments and Shared Space Arrangements, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form attributable to the assignment or sublease) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

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25.Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.  As of the date of this Lease, there is no existing Mortgage encumbering  the Project.

Upon written request from Tenant, Landlord agrees to use reasonable efforts to cause the Holder of any future Mortgage to enter into a subordination, non-disturbance and attornment agreement ("SNDA") with Tenant with respect to this Lease.  The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder's fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any reasonable changes to the SNDA requested by Tenant.  Landlord's failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) despite such efforts shall not be a default by Landlord under this Lease.

28.Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received following the construction of the Tenant Improvements, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.  At least 3 months prior to the surrender of the Premises or such earlier date as Tenant may elect to cease operations at the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Decommissioning and HazMat Closure Plan”).  Such Decommissioning and HazMat Closure Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental

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consultant, such approval not to be unreasonably withheld or delayed.  In connection with the review and approval of the Decommissioning and HazMat Closure Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Decommissioning and HazMat Closure Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual, reasonable out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Decommissioning and HazMat Closure Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000.  Landlord shall have the unrestricted right to deliver such Decommissioning and HazMat Closure Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Decommissioning and HazMat Closure Plan approved by Landlord, or if Tenant shall fail to complete the approved Decommissioning and HazMat Closure Plan, or if such Decommissioning and HazMat Closure Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost key or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.Environmental Requirements.

(a)Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated  in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises

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by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for or have any liability to Landlord, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, or (iii) any Hazardous Materials that Tenant can prove to Landlord’s reasonable satisfaction were not brought upon, kept, used, stored, handled, treated, generated in or released or disposed of from the Premises or the Project by Tenant or any Tenant Party, unless in any case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(b)Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Upon Landlord’s request, or any time that Tenant is required to deliver a Hazardous Materials List to any Governmental Authority (e.g., the fire department) in connection with Tenant’s use or occupancy of the Premises, Tenant shall deliver to Landlord a copy of such Hazardous Materials List.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Decommissioning and HazMat

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Closure Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Tenant shall be required to pay the cost of such annual test of the Premises only if there is violation of this Section 30 or if contamination for which Tenant is responsible under this Section 30 is identified; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests.  In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)Control Areas.  Tenant shall have the use of 100% of the control areas located on each of the floors of the Premises and shall have no right to the use of any other control areas in the Building.

(f)Tanks.  Tenant shall have no right to use or install any underground or other storage tanks at the Project.  Notwithstanding anything to the contrary contained herein, Landlord shall install prior to the date that is 1 month prior to the Rent Commencement Date, a concrete pad that can accommodate a nitrogen tank having a capacity of up to 6,000 gallons (“Mechanical Pad”).  The Mechanical Pad shall be installed by Landlord in a good and workmanlike manner in accordance with applicable Legal Requirements in the location identified on Exhibit H.  Landlord shall also install ancillary piping for Tenant’s installation, at Tenant’s sole cost and expense, of a nitrogen tank of a capacity of up to 3,000 gallons and otherwise of a type reasonably acceptable to Landlord (the “Nitrogen Tank”) to exclusively serve the Premises. In connection with its use of the Nitrogen Tank, Tenant shall procure and maintain contracts (“Nitrogen Tank Contracts”) for the operation, maintenance and repair of the Nitrogen Tank, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors reasonably acceptable to Landlord specializing and experienced in handling nitrogen and the operation, maintenance and repair of Nitrogen Tanks.  Tenant shall remove the Nitrogen Tank at the expiration or earlier termination of this Lease.  Tenant shall accept the Mechanical Pad in its “as-is” condition and shall surrender the Mechanical Pad free of any debris and trash and free of any Hazardous Materials for which Tenant or any Tenant Parties are responsible upon the expiration or earlier termination of the Term.  During any period that the Mechanical Pad serves the Premises exclusively, Landlord shall have no obligation to make any repairs or improvements to the Nitrogen Tank or the Mechanical Pad and Tenant shall maintain the Nitrogen Tank and Mechanical Pad, at Tenant’s sole cost and expense, in good repair and condition during the Term.

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Notwithstanding the foregoing, Landlord may, at any time during the Term upon written notice to Tenant and at Landlord’s cost and expense, remove Tenant’s Nitrogen Tank and replace it with a nitrogen tank of up to a 6,000 capacity which would serve the Premises and other premises’ in the Building (“Shared Nitrogen Tank”); provided that Tenant shall be entitled to the use of not less than 3,000 gallons of the capacity of the Shared Nitrogen Tank.  Following the installation of the Shared Nitrogen Tank, Tenant shall no longer be responsible for maintenance or repairs of the Mechanical Pad or the Shared Nitrogen Tank and Landlord shall be responsible as part of Operating Expenses pursuant to the terms of Section 13 for the maintenance of the Mechanical Pad and Shared Nitrogen Tank.  Notwithstanding anything to the contrary contained herein, if Landlord does elect to replace the Nitrogen Tank with a Shared Nitrogen Tank, Landlord shall be responsible for any termination costs actually incurred by Tenant in connection with the termination of the then-current Nitrogen Tank Contracts, up to $10,000 in the aggregate.

(g)Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Decommissioning and HazMat Closure Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h)Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

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32.Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, other business purposes or showing the Premises to prospective purchasers and, during the last 12 months of the Term, to prospective tenants.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder. Landlord shall use reasonable efforts to comply with Tenant’s reasonable security, confidentiality and safety requirements with respect to entering restricted portions of the Premises; provided, however, that Tenant has notified Landlord of such security, confidentiality and safety requirements reasonably prior to Landlord’s entry into the Premises and provided further that in no event shall Tenant bar or prohibit access by Landlord and its employees, agents and contractors for the performance of the obligations of Landlord or the exercise of the rights of Landlord under this Lease.

33.Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.Force Majeure.  Except for the payment of Rent, neither Landlord nor Tenant shall be held responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other general labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, failure of, or inability to obtain utilities necessary for performance to the extent not caused by Landlord, unusual governmental restrictions, orders, limitations or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other similar causes or events beyond their reasonable control (“Force Majeure”); provided, however, that Force Majeure shall not include the inability to pay money, general economic conditions, restrictions on the availability of credit or money, or other causes related to the particular financial condition of a party.  Any party claiming Force Majeure shall be required to notify the other party of such Force Majeure promptly after the commencement of such Force Majeure and shall be required to keep such other party reasonably informed regarding the same throughout the period during which Force Majeure is being claimed.  If the happening of any such Force Majeure event only partially impairs the performance of a party’s obligations hereunder, such party shall continue to perform under this Lease to the fullest extent possible in light of such Force Majeure event. Any party claiming a Force Majeure shall, to the extent reasonably possible, use reasonably good faith efforts to minimize such Force Majeure being claimed.

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35.Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Savills Studley, Jones Lang LaSalle and Newmark Cornish & Carey.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Savills Studley, Jones Lang LaSalle and Newmark Cornish & Carey, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction. Landlord shall be responsible for all commissions due to Savills Studley, Jones Lang LaSalle and Newmark Cornish & Carey arising out of the execution of this Lease in accordance with the terms of a separate written agreement between Landlord, on the one hand, and Savills Studley, Jones Lang LaSalle and Newmark Cornish & Carey, on the other hand.

36.Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s reasonable discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony (for the avoidance of doubt, any furniture placed by Tenant on the exterior 6th floor balcony shall be subject to Landlord’s reasonable approval), or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The directory tablet shall be provided exclusively for the display of the name and location of tenants.

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Tenant shall also have the non-exclusive right to display, at Tenant’s cost and expense, a sign (not exceeding 50% of available Building top signage) bearing Tenant’s name and/or logo at a location on the Building top reasonably designated by Landlord.  To the extent that any Building top sign is allowed pursuant to Legal Requirements to be located on the side of the Building facing the freeway, Tenant’s Building top sign shall be located on the side of the Building facing the freeway in a location designated by Landlord.  If a monument sign serving the Building (“Monument Sign”) is installed at the Project (without any obligation on Landlord to install a Monument Sign serving the Building), Tenant shall be entitled to its pro rata share of signage available for tenants of the Building on such Monument Sign.  Notwithstanding the foregoing, Tenant acknowledges and agrees that Tenant’s name signage on the Building and the Monument Sign including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval and shall be consistent with Landlord’s yet to be finalized signage program at the Project and applicable Legal Requirements.  Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance of Tenant’s signs, for the removal of Tenant’s signs at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal.

39.Right to Expand.

(a)Right of First Refusal.  Subject to the terms of this Section 39(a), after the date of this Lease and through the  Base Term, each time that Landlord intends to accept a bona fide written proposal (the “Pending Deal”) to lease all or a portion the ROFR Space (as hereinafter defined) to a third party, Landlord shall deliver to Tenant written notice (the “Pending Deal Notice”) of the existence of such Pending Deal and the material terms of such Pending Deal (but not the identity of the third party subject to the Pending Deal).  For purposes of this Section 39(a), “ROFR Space” shall mean all leasable space located fourth floor of the Building, which is not occupied by a tenant or which is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (whether or not such tenant has a right to renew) its occupancy of such space.  For the avoidance of doubt, Tenant shall be required to exercise its right under this Section 39(a) with respect to all of the space described in the Pending Deal Notice, including, at Landlord’s option, any space in addition to the ROFR Space that is described in the Pending Deal Notice, which additional space shall be deemed to be included as part of the ROFR Space (the “Identified Space”).  Within 5 business days after Tenant’s receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Acceptance Notice”) if Tenant elects to lease the Identified Space.  Tenant’s right to receive the Pending Deal Notice and election to lease or not lease the Identified Space pursuant to this Section 39(a) is hereinafter referred to as the “Right of First Refusal.”  If Tenant elects to lease the Identified Space described in the Pending Deal Notice by delivering the Space Acceptance Notice within the required 5 business day period, Tenant shall be deemed to agree to expand the Premises to include the Identified Space and to lease the Identified Space on the same general terms and conditions as this Lease except that the terms of this Lease shall be modified to reflect the terms of the Pending Deal Notice for the rental of the Identified Space (including, without limitation, any tenant improvement allowances or other provision for construction of tenant improvements included as part of the Pending Deal).  Tenant acknowledges that the term of this Lease with respect to the Identified Space and the Term of this Lease with respect to the existing Premises may not be co-terminous.  Notwithstanding anything to the contrary contained herein, in no event shall the Work Letter apply to the Identified Space.  If Tenant fails to deliver a Space Acceptance Notice to Landlord within the required 5 business day period, Tenant shall have deemed to have waived its rights under this Section 39(a) with respect to the Identified Space pursuant to the Pending Deal Notice in question and Landlord shall have the right to lease the Identified Space to the third party subject to the Pending Deal (or an affiliate of such third party) (each, a “Pending Deal Party”) on substantially the same business terms and conditions set forth in the Pending Deal Notice.  Notwithstanding anything to the contrary contained herein, if Landlord fails to execute a lease for the Identified Space with a  Pending Deal Party on substantially the same economic terms as reflected in the Pending Deal Notice within 6 months after the above-referenced 5 business day period, Tenant’s Right of Refusal shall be restored with respect to the next Pending Deal with respect to such Identified Space.  Notwithstanding anything to the contrary contained herein, Tenant’s rights under this Section 39(a) shall terminate and be of no further force or effect after the date that is 12 months prior to the expiration of the Base Term if Tenant has not exercised its Extension Right (as defined in Section 40 below) pursuant to the terms of Section 40.

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(b)Amended Lease.  If: (i) Tenant fails to timely deliver an Acceptance Notice, or (ii) after the expiration of a period of 20 days after Landlord’s delivery to Tenant of a lease amendment for Tenant’s lease of the Identified Space, no lease amendment for the Identified Space acceptable to both parties each in their reasonable discretion, has been executed despite the good faith reasonable efforts of Landlord and Tenant, Tenant shall, notwithstanding anything to the contrary contained herein, be deemed to have waived its right to lease the Identified Space pursuant to the Pending Deal Notice in question.

(c)Exceptions.  Notwithstanding the above, the Right of First Refusal shall, at Landlord’s option, not be in effect and may not be exercised by Tenant:

(i)during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Right of First Refusal.

(d)Termination.  The Right of First Refusal shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of Right of First Refusal if, after such exercise, but prior to the commencement date of the lease of the Identified Space, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Right of First Refusal to the date of the commencement of the lease of the Identified Space, whether or not such Defaults are cured.

(e)Rights Personal.  The Right of First Refusal is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that it may be assigned in connection with any Permitted Assignment of this Lease.

(f)No Extensions.  The period of time within which the Right of First Refusal may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Right of First Refusal.

40.Right to Extend Term.  Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a)Extension Rights.  Tenant shall have 1 right (the “Extension Right”) to extend the term of this Lease for 5 years (the “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior, and no earlier than 15 months prior, to the expiration of the Base Term of this Lease.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as agreed to by Landlord and Tenant at the time the Market Rate is determined.  As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in the San Carlos area for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, available amenities, parking costs, leasing commissions, allowances or concessions, if any.  In addition, Landlord may impose a market rent for the parking rights provided hereunder; provided, however, that Landlord shall not charge parking rent for parking rights during any Extension Term unless Landlord is required to do so by any Governmental Authority or as part of the TDMP or other traffic mitigation program.

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If, on or before the date which is 270 days prior to the expiration of the Base Term of this Lease, if Landlord and Tenant have not agreed upon the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b).  Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of this Lease for the Extension Term.

(b)Arbitration.

(i)Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent and any escalations for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the San Francisco peninsula area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the San Francisco peninsula area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)Rights Personal.  The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

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(d)Exceptions.  Notwithstanding anything set forth above to the contrary, the Extension Right shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Right:

(i)during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

(e)No Extensions.  The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f)Termination.  The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41.Roof Equipment.  Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building (based on Tenant’s proportionate share of the space made by Landlord available to tenants on the roof) exhaust fans (having a diameter, height and size reasonably acceptable to Landlord) the “Roof Equipment”) on the following terms and conditions:

(a)Requirements.  Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment.  Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the Building, or (D) may reduce the leasable space in the Building.

(b)No Damage to Roof.  If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building located directly above the Premises and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor reasonably approved by Landlord.  If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the substantially the same condition it was in before the damage.  Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment.  If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within thirty (30) days after receipt of a reasonably detailed invoice from Landlord.  Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment.  In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

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(c)Protection.  The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk.  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.

(d)Removal.  At the expiration or earlier termination of this Lease or the discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Building.  Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted.  If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal.  Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord in accordance with this Section 41(d).

(e)No Interference.  The Roof Equipment shall not interfere with the proper functioning of any equipment or devices that have been installed or will be installed by Landlord or for any other tenant or future tenant of the Building.  Tenant agrees that any other tenant of the Building that currently has or in the future takes possession of any portion of the Building will be permitted to install such equipment that is of a type and frequency that will not cause unreasonable interference to the Roof Equipment.

(f)Relocation.  Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Roof Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Roof Equipment.

(g)Access.  Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Roof Equipment.  Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant.  Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h)No Assignment.  The right of Tenant to install the Roof Equipment shall be personal solely to ChemoCentryx, Inc., a Delaware corporation, and (i) no other person or entity shall have any right to install and maintain the Roof Equipment, and (ii) Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof, other than in connection with an assignment of the Lease or a sublease that includes any portion of the Premises served by such Roof Equipment consented to by Landlord pursuant to Section 22(b), or a Permitted Assignment of this Lease.

42.Miscellaneous.

(a)Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

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(c)Financial Information.  Upon Landlord’s request, Tenant shall furnish Landlord  with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant or a parent company of Tenant with whom Tenant’s financials are consolidated is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 41(c) shall not apply.  Landlord shall treat Tenant’s financial information as confidential information belonging to Tenant and will not disclose the same other than on a need-to-know basis to Landlord’s affiliates, legal, financial or tax advisors, consultants, potential lenders and potential purchasers and as required by Legal Requirements.

(d)Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease.

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(j)OFAC.  Tenant and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)Entire Agreement.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m)No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o)Redevelopment of Project.  Tenant acknowledges that Landlord, in its sole discretion, may from time to time, subject to the 4th sentence of Section 1 of this Lease, expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation:  (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project.  Tenant acknowledges and agrees that construction noise, vibrations and dust associated with normal construction activities in connection with any redevelopment of the Project are to be expected during the course of such construction.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project as provided in this section nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location, improvements or Tenant’s Permitted Use of the Premises or, other than on a temporary short-term basis, materially adversely affect Tenant’s parking rights under Section 10.

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(p)EV Charging Stations.  Landlord shall not unreasonably withhold its consent to Tenant’s written request to install 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s).  Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.

(q)California Accessibility Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  In furtherance of and in connection with such notice:  (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (A) except to the extent required by Legal Requirements, Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and, except to the extent a CASp inspection was required by Legal Requirements (other than in connection with Alterations or improvements being performed by Tenant in the Premises, in which case the terms of Section 7 of the Lease shall apply), all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises then required by Legal Requirements to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) except to the extent a CASp inspection was required by Legal Requirements (other than in connection with Alterations or improvements being performed by Tenant in the Premises, in which case the terms of Section 7 of the Lease shall apply), if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.  Landlord and Tenant expressly acknowledge and agree that the foregoing provisions of this Section 41(q) shall apply only in the event that Tenant elects to obtain a CASp inspection.  In the event that Tenant does not elect to obtain a CASp inspection, the terms and provisions of this Section 41(q) regarding the allocation of costs for Alterations and improvements shall not be applicable.

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(r)HazMat Storage Area.  Notwithstanding anything to the contrary contained in the Lease, commencing on the Commencement Date, Tenant shall have the right to use that portion of the exterior Hazardous Materials storage area described on Exhibit G attached hereto (“HazMat Storage Area”), for the storage of Tenant’s Hazardous Materials.  Tenant shall have all of the obligations under the Lease with respect to the HazMat Storage Area as though the HazMat Storage Area were part of the Premises, excluding the obligation to pay Base Rent.  Tenant shall maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, and take or cause to be taken all other actions necessary or required under applicable Legal Requirements in connection with the use of the HazMat Storage Area.  Landlord shall have no obligation to make any repairs or other improvements to the HazMat Storage Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the term as though the same were part of the Premises.  Tenant shall not make any alterations, additions, or improvements to the HazMat Storage Area of any kind whatsoever without Landlord’s consent.  Tenant shall, at Tenant’s sole cost and expense, surrender the HazMat Storage Area at the expiration or earlier termination of the term of the Lease free of any debris and trash and free of any Hazardous Materials in accordance with the requirements of Section 28 of the Lease.

(s)Counterparts.  This Lease may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

CHEMOCENTRYX, INC.,
a Delaware corporation

By:	/s/ Thomas J. Schall
Its:	Thomas J. Schall, President and
Chief Executive Officer

LANDLORD:

ARE-SAN FRANCISCO NO. 63, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:	/s/ Jennifer Banks
Its:	Jennifer Banks, Co-Chief Operating
Officer & General Counsel

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease Agreement (the “Lease”) dated as of July __, 2019, by and between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and CHEMOCENTRYX, INC., a Delaware corporation (“Tenant”).  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.General Requirements.

(a)Tenant’s Authorized Representative.  Tenant designates Dale Newland and Markus Cappel (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)Landlord’s Authorized Representative.  Landlord designates Dan Tsang and Dan Stoddard (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.  Landlord hereby approves of either DGA or WHL as the TI Architect and Landmark, Dome, Tyco or Skyline as Tenant’s general contractor.

ARC-TEC shall be the architect (“Building Shell Architect”) for Landlord’s Work (as defined below) and Truebeck shall be the general contractor for Landlord’s Work.  Landlord shall select any subcontractors for Landlord’s Work in Landlord’s sole and absolute discretion.

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2.Landlord’s Work and Tenant Improvements.

(a)Landlord’s Work and Tenant Improvements Defined.  As used herein, (i) “Landlord’s Work” shall mean the design and construction of the building shell and related site improvements (“Building Shell”) consisting of the elements described on the Basis of Design attached hereto as Schedule 1 under the categories of “Cold Shell” and “Full Shell Warm Up” and related site improvements marked with an “X” (collectively, the “Basis of Design”) and the index referencing plans attached hereto as Schedule 2 (“Building Shell Construction Drawings”), and (ii) “Tenant Improvements” shall mean the design and construction of improvements to the Premises (including the outdoor deck located on the 6th floor of the Building) of a fixed and permanent nature as more particularly provided for in this Work Letter.  The design of the Building Shell shall be generally consistent with the Basis of Design and the Building Shell Construction Drawings described on Schedule 1 and Schedule 2, respectively; provided, however, that Tenant acknowledges that Landlord may make changes to the Building Shell, as determined by Landlord in its sole and absolute discretion; provided, however, that Landlord shall not make any changes to the Building Shell that would result in a material increase in the cost of the Tenant Improvements (as reflected in the Budget (as defined in Section 5(a) below)) or a material delay in the schedule for the construction of the Tenant Improvements or require material changes to the Space Plans or TI Construction Drawings, without Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall promptly notify Tenant in writing of any material changes made by Landlord to the Building Shell that could be reasonably anticipated to result in a material increase in the cost of the Tenant Improvements or a material delay in the schedule for the construction of the Tenant Improvements or require changes to the Space Plans or TI Construction Drawings.  Notwithstanding anything to the contrary contained herein, Landlord is under no obligation to make any changes that may be requested by Tenant to the Building Shell except as set forth below.  Other than (i) completing Landlord’s Work, at Landlord’s sole cost and expense, and (ii) funding the TI Allowance, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises or the Project for Tenant’s use and occupancy.

Landlord shall cause the general contractor for Landlord’s Work to construct Landlord’s Work in a good and workmanlike manner, in accordance with the Building Shell Construction Drawings, subject to Minor Shell Variations.  As used in this Work Letter, the term “Shell Substantial Completion” shall mean the stage in the progress of the Landlord’s Work when (i) the Building Shell, the entrances, stairways, elevators, restrooms, warm-up MEP and other Building systems, and access ways for access to the Building and all other Landlord’s Work have been completed, and the Building Shell Architect has certified in writing that the Building Shell has been completed in accordance with the approved Building Shell Construction Drawings, except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural “punch list” (which Landlord shall use commercially reasonable efforts to cause to be completed within a reasonable period after the date by which the Shell Substantial Completion has occurred), (ii) all utilities systems serving the Premises, life safety support systems including fire sprinklers and safety auditory systems, base building heating, ventilating, and air conditioning systems serving the Premises (except to the extent such items may be included as part of the Tenant Improvements or cannot be completed prior to the Substantial Completion of the Tenant Improvements) and Building elevators have been installed and are operating, (iii) all necessary governmental inspections of Landlord’s Work have been obtained and approved (except for any which cannot be obtained prior to the Substantial Completion of the Tenant Improvements), and (iv) the Premises are in such a state of completion that, upon completion of the Tenant Improvements, the requirements necessary to obtain approval for occupancy of the Premises from applicable governmental authorities (including approval from the Building Department and Fire Department of the City of San Carlos for Tenant to occupy the Premises pursuant to a certificate (or temporary certificate) of occupancy or its equivalent (but specifically excluding any permits, licenses or other governmental approvals required to be obtained by Tenant in connection with Tenant’s conduct of business in the Premises) have been satisfied.  Subject to the provisions of the Lease and this Work Letter, Landlord shall be responsible for the cost of Landlord’s Work.  For purposes of this Work Letter, “Minor Shell Variations” shall mean any modifications reasonably required:  (i) to comply with any applicable Legal Requirements; (ii) to obtain or to comply with any required permit for Landlord’s Work; (iii) to comply with any request by Tenant for modifications to Landlord’s Work; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work that are not material, provided that in each case, such changes are of a non-material nature.

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Notwithstanding anything to the contrary contained in the Lease, Tenant’s taking Delivery of the Premises shall not constitute a waiver of:  (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the Basis of Design and the Building Shell Construction Drawings (collectively, a “Construction Defect”).  Tenant shall have one year after TI Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter.  Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall, at Landlord’s sole cost and expense, continue to use reasonable efforts to cause such Construction Defect to be remedied within a reasonable period.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties issued to Landlord relating to equipment installed in the Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely by Tenant.  Landlord shall promptly undertake and complete, or cause to be completed, all punch list items related to Landlord’s Work.

Any changes ("Shell Changes") requested by Tenant with respect to the design and/or construction of the Building Shell that differ from or are inconsistent with Landlord’s Building Shell Construction Drawings shall be requested and instituted in accordance with the provisions of this paragraph.  If Tenant shall request Shell Changes, Tenant shall request such Shell Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a "Shell Change Request"), which Shell Change Request shall detail the nature and extent of any such Shell Change.  Such Shell Change Request shall be limited to changes to facilitate the Tenant Improvements and must be signed by Tenant's Representative.  Landlord and Tenant shall work together in good faith to address Tenant’s concerns but Landlord shall have the right to make the final decision regarding the base Building and structural components of the Building and whether or not to approve any Shell Change Request.  Landlord shall submit to Tenant in writing, within 5 business days of receipt of the Shell Change Request (or such longer period of time as is reasonably required depending on the extent of the Shell Change Request), an analysis of the estimated additional cost, if any, involved, including, without limitation, architectural and engineering costs and the estimated period of time, if any, that the Shell Change will extend the date on which Landlord's Work will be in the condition required for the Tenant Improvement Work Readiness Condition beyond the target Delivery date.  Any such delay in the amount set forth in such analysis shall be a Tenant Delay.  If Tenant:  (i) approves in writing the cost, if any, and the amount of Tenant Delay, if any, and (ii) agrees to pay Landlord any costs to complete the Shell Change, which may be paid with the TI Allowance (“Change Order”), Landlord shall cause the Shell Change, if approved by Landlord, to be instituted.  The amount of any costs set forth in a Change Order shall be final and binding on Landlord and Tenant if and only if the contractor is willing to agree in writing to cap the cost of the applicable Shell Change at the amount set forth in the applicable Change Order.

(b)Tenant’s Space Plans.  Landlord and Tenant acknowledge and agree that the conceptual plans prepared by Tenant attached hereto as Schedule 3 (the “Space Plans”) has been approved by both Landlord and Tenant.  Landlord and Tenant further acknowledge and agree that any changes requested by Tenant to the Space Plans constitutes a Change Request the cost of which changes shall be paid for by Tenant.  Landlord and Tenant acknowledge and agree that the Tenant Improvements shall comply in all respects with the LEED Standards set forth on Schedule 4 attached hereto.

(c)Working Drawings.  Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plans.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Space Plans.  Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Provided that the

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design reflected in the TI Construction Drawings is consistent with the Space Plans or otherwise reasonably acceptable to Landlord, Landlord shall approve the TI Construction Drawings submitted by Tenant.  If Landlord fails to respond within such 10 business day period, then Tenant may provide Landlord with a second written notice stating in bold and all caps 12 point font that Landlord’s failure to respond to Tenant’s TI Construction Drawings within 3 business days after Landlord’s receipt of the second notice shall be deemed approval by Landlord, and if Landlord does not respond within such 3 business day period, then Landlord shall be deemed to have approved such TI Construction Drawings. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof.  Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d)Approval and Completion.  If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision).  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

(e)Coordination Obligations.  Tenant acknowledges that Landlord shall continue to require access to the Building following Landlord’s delivery to Tenant of the Premises for the construction of the Tenant Improvements in order to complete Landlord’s Work and Tenant agrees to comply with the Site Logistics Instructions attached to this Work Letter as Schedule 5.  “Tenant Improvement Work Readiness Condition” shall mean the point in the construction of Landlord’s Work when the elements described on Schedule 6 have been achieved. When Tenant Improvement Work Readiness Condition has been achieved, Landlord shall notify Tenant in writing of the same and Deliver the Premises to Tenant Commencing on the Commencement Date, Landlord and Tenant shall work together in a cooperative manner, and shall likewise require each of their respective architects and engineers and contractors to work together in a cooperative manner, to coordinate the remaining Landlord’s Work and the Tenant Improvements and to achieve the substantial completion of all such work in as prompt and efficient manner as reasonably practicable.  Landlord shall provide the anticipated schedule for the performance of Landlord’s Work within a reasonable period following the mutual execution and delivery of the Lease by the parties.

(f)No Obligation to Build Tenant Improvements.  Notwithstanding anything to the contrary contained in this Work Letter, Tenant’s failure to design or construct the Tenant Improvements or meet any of the time periods set forth in this Work Letter for construction of the Tenant Improvements shall not be a default under the Lease so long as Tenant complies with all other terms and conditions of the Lease including, without limitation, the obligation to pay Base Rent and Operating Expenses.

(g)Approvals.  Landlord shall respond to the requests for its approval in Section 1(c), Section 3(b) and Section 5(a), within five (5) business days.  If Landlord fails to respond within such 5 business day period, then Tenant may provide Landlord with a second written notice stating in bold and all caps 12 point font that Landlord’s failure to respond within 3 business days after Landlord’s receipt of the second notice shall be deemed approval by Landlord, and if Landlord does not respond within such 3 business day period, then Landlord shall be deemed to have approved the same.

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 5

3.Performance of the Tenant Improvements.

(a)Commencement and Permitting of the Tenant Improvements.  Following the Commencement Date, Tenant shall commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord.  The cost of obtaining the TI Permit shall be payable from the TI Fund.  Landlord shall assist Tenant in obtaining the TI Permit.  Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.  Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b)Selection of Materials, Etc.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s reasonable discretion if the matter concerns the structural components of the Building or any Building system.

(c)Tenant Liability.  Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d)Substantial Completion.  Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”).  Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the Space Plans, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(a)Tenant’s Right to Request Changes.  If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall review and approve or disapprove such Change Request within 5 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.  If Landlord fails to respond within such 5 business day period, then Tenant may provide Landlord with a second written notice stating in bold and all caps 12 point font that Landlord’s failure to respond to Tenant’s Change Request within 3 business days after Landlord’s receipt of the second notice shall be deemed approval by Landlord, and if Landlord does not respond within such 3 business day period, then Landlord shall be deemed to have approved such Change Request.

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 6

(b)Implementation of Changes.  If Landlord approves such Change, Tenant may cause the approved Change to be instituted.  If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5.Costs.

(a)Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed.  The Budget shall be based upon the TI Construction Drawings approved by Landlord. The Budget shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 1% of the TI Costs (as hereinafter defined), not to exceed $100,000.00, for monitoring and inspecting the construction of the Tenant Improvements, which sum shall be payable from the TI Fund.

(b)TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1.a “Tenant Improvement Allowance” in the maximum amount of $160.00 per rentable square foot in the Premises, which is included in the Base Rent set forth in the Lease; and

2.an “Additional Tenant Improvement Allowance” in the maximum amount of $50.00 per rentable square foot in the Premises, which shall, to the extent used, result in TI Rent as set forth in Section 4(b) of the Lease.

Before commencing the Tenant Improvements, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord.  Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.  Tenant shall have no right to any portion of the TI Allowance that is not disbursed before the last day of the month that is 18 months after the Commencement Date.

(c)Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings and the cost of Tenant’s project manager, all costs set forth in the Budget and for Shell Changes requested by Tenant and approved by Landlord, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “TI Costs”).  Notwithstanding anything to the contrary contained herein, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not be limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d)Excess TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance (“Excess TI Costs”), monthly disbursements of the TI Allowance shall be made in the proportion that the remaining TI Allowance bears to the outstanding TI Costs under the Budget, and Tenant shall fund the balance of each such monthly draw.  For purposes of any litigation instituted with regard to such amounts, those amounts required to be paid by Tenant will be deemed Rent under the Lease.  The TI Allowance and Excess TI

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 7

Costs are herein referred to as the “TI Fund.”  Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance.  Notwithstanding the foregoing or anything to the contrary in this Lease, Landlord shall be responsible, at its sole cost and not as part of the TI Allowance, for any work required and costs incurred as part of the construction of the Tenant Improvements due to the presence of Hazardous Materials located on or about the Project prior to the date of this Lease.

(e)Payment for TI Costs.  During the course of design and construction of the Tenant Improvements, subject to the terms of Section 5(d), Landlord shall pay Tenant for TI Costs once a month against a draw request in Landlord’s standard form, containing evidence of incurrence of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request.  Upon completion of the Tenant Improvements (and prior to any final disbursement of the TI Fund), Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

(f)Failure to Disburse TI Allowance.  If Landlord fails to make a disbursement from the TI Allowance in accordance with the terms hereof, and the amount thereof remains unpaid by Landlord for 30 days after written notice from Tenant to Landlord and any Holder and which notice describes in detail the basis on which Tenant asserts that Landlord has wrongfully failed to disburse such amount, Tenant may, after Landlord’s failure to pay such amounts within 10 business days after Tenant’s second written notice to Landlord and any Holder stating in bold and all caps 12 point font that Tenant intends to offset against Base Rent the amount which Landlord has wrongfully failed to disburse, offset the amount thereof against the Base Rent payment(s) next due and owing under the Lease.  However, if Landlord notifies Tenant prior to the expiration of such 10 business day period that Landlord disputes whether Landlord has wrongfully failed to disburse funds and/or the amount claimed by Tenant, and if Landlord and Tenant are not able to reach agreement with respect to the disputed matters (with Landlord disbursing any undisputed amounts which Landlord is required to disburse under this Work Letter) within 10 days after Tenant’s receipt of a such notice from Landlord, the parties shall submit such dispute to arbitration conducted by the American Arbitration Association in San Francisco in accordance with the “Expedited Procedures” of its Commercial Arbitration Rules in which case Tenant shall not withhold Base Rent unless and until Tenant prevails in such arbitration and the arbitrator concludes that Tenant has the right to exercise such offset right and determines the amount owed to Tenant by Landlord, if any.  All costs associated with arbitration shall be awarded to the prevailing party as determined by the arbitrator.

6.Miscellaneous.

(a)Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c)No Default Funding.  In no event shall Landlord have any obligation to fund any portion of the TI Allowance during any period that Tenant is in Default under the Lease.

(d)Tenant Improvements.  The construction of the Tenant Improvements shall be governed by this Work Letter and the provisions of Section 12 of the Lease shall not apply thereto.

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 1

Schedule 1

Basis of Design

Tenant Improvement Standards Shell / TI Coordination Matrix
Shell / Tenant Improvement Responsibilities Matrix	4/1/2019
South Building Only – 835 Industrial

Description of Scope	Cold Shell by ARE	Full Shell Warm- up by ARE	Tenant Work see also Tl detail	Construction Notes
1.2 SITE REQUIREMENTS		-
Access Roads	X	-	-	during shell construction only
Temporary Project Fencing	X	-	-	during shell construction only
Construction Lift Equipment	X	-	-	during shell construction only
Man lift / Material Hoist / Service Elevator	X	-	-	during shell construction only

Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
3.0 SITE WORK		-
Earthwork	X	-
Site underground water, fire, storm and sanitary service to 5' of building	X	-
Site Lab Waste Underground (to within 5’ of the building)	X	-	-
Sampling Vaults	X	-	-
Exterior hardscape and landscape	X	-
Gas service up to exterior meter location at Building	X		-
Subsurface Investigation	X	-	-
Site preparation / Grade Building Pad	X	-	-
Dewatering of Site / Groundwater Control	X	-	-
Shoring Underpinning	X	-	-
Soil Stabilization	X	-	-
Erosion Control	X	-
Paving & Surfacing (excluding roof pavers)	X	-
Pavement Striping	X	-	-
Parking Bumpers	X	-	-
Site / Landscape Lighting	X	-
Irrigation Systems	X	-	-
Fences & Gates	X	-
Site Furnishings	X	-
Signage / Monuments	X			Tenant signage by tenant.
Site Concrete	X	-
Service Yard on garage podium level	X		-
Service Yard Equipment Pads	-		X
South Building Generator, Enclosure / Roof	-	X	-	remaining prorata capaicty for Tl after life safety requirements.
Haz Mat Storage Units	-	X	-
Service Yard Gates	-	X	-
Utilities to North and South Buildings	X	-	-
Electrical	X	-	-
AT&T (Phone)	X	-	-
Comcast (Cable)	X	-	-
Interconnect	X	-	-
Storm	X	-	-
Sanitary Sewer	X	-	-
Lab Waste	X	-	-
Gas	X	-	-
Water	X	-	-
-
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
3.1 FOUNDATIONS		-
All Foundation Work - Building	X	-	-
Foundation - Service Yard	X	-	-	At garage podium
Foundation - Shipping/ Receiving Area	X	-	-
-
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work See also TI detail	Notes
3.2 SUBSTRUCTURE		-
Slab-on grade	X	-	-
Soil Vapor Mitigation Membrane System under grade level slab	X	-	-
Elevator Pit	X	-	-
Structural Backfill	X	-	-
Sub drainage System	X	-	-
Below Grade Walls	X	-	-
Depressed Slabs
Public aiea depiessed slabs for common aioa finishes	X	-	-
Depressed Slabs tor Tenant Specific Requirements		-	X
Floor Matts	X		-
Utility Vaults	X	-	-
Substructure Waterproofing	X	-	-
-

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731887685.7

Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 2

Tenant Improvement Standards Shell / TI Coordination Matrix
Shell / Tenant Improvement Responsibilities Matrix	4/1/2019
South Building Only – 835 Industrial

Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
5.0 SUPERSTRUCTURE		-
Structural Frame	X	-	-
Upgraded seismic performance if requested by tenant.	-	-	X
Structural Floor and Roof Decks	X	-	-
Main Duct Penetrations for Shell Ductwork in Decks	-	X	-
Pipe penetrations for Shell HVAC system	-	X	-
Penetrations for main electrical service to each floor	-	X	-
Penetrations for main communications distribution to each floor	-	X	-	One per floor
Secondary and Pipe penetrations	-	-	X
Roof Structure & Framing	X	-	-
Building code required primary structure fireproofing	X	-	-
Fireproofing patching after tenant start of constructioin	-	-	X
Building code required stairs	X	-	-
Building code required stair rails	X	-	-
Stairs (non code required)	-	-	X
Stair & Railing Upgrades	-	-	X
Expansion Joints	X	-	-
Stair to Roof	-	X	-
Elevator Guide Rail Supports	-	X	-
Elevator Over-run	X	-	-
Roof Davits	X	-	-
Roof Screen Steel	-	X	-
Structural Framing Supporting MEP Shafts / Pads
Equip steel that penetrates roof outside penthouse	-	X	-	for Shell Equipment only
All other equip support steel for chillers etc.	-	X	-	for Shell Equipment only
Mechanical Equipment Pads	-	X	-
Equipment pads Inside roof screen	-	X	-	Shell Equipment only
Equipment pads on roof outside roof screen	-	X	-	Shell Equipment only
-
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
7.0 EXTERIOR SKIN		-
Building Envelope	X	-	-
Main Building Entrance, including Storefronts, Doors, etc.	X	-	-
Canopies	X	-	-
Roof Screen	-	X	-
Penthouse Enclosures	-	-	-
Exterior Insulation Under Penthouse	-	-	-
Exterior Flashing	X	-	-
Exterior Door Assemblies (Code Required B Occupancy)	X	-	-
Additional exterior doors for Tl occupancies or requirements	-	-	X
Doors at loading dock	X	-	-
Exterior Painting	X	-	-
Louvers & Vents for Shell Equipment	-	X	-
Balcony Railings	X	-	-
Firestopping at floor level at exterior walls - edge of deck	X	-	-
Sunshades	-	-	-
Light Shelves	-	-	-
-
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
7.2 ROOFING		-
Roof Membrane	X	-	-
Insulation (Bat & Rigid)	X	-	-
Roof Insulation	X	-	-
Exterior Wall Insulation	-	X	-	At exterior spandrel glass as required by Title 24
Other Insulation including sound insulation	-	X	-	Sound insulation at core walls
Flashing & Sheet Metal - Roof to Exterior Wall	X	-	-
Flashing & Sheet Metal - Penthouse, Roof Screen	-	X	-
MEP Penetrations for Shell	-	X	-
Roof Hatches	-	-	-
Skylights	-	-	X
Roof Pavers	X	-	-
Exterior Landscape at Terraces & Balconies	-	-	X
-
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
9.0 INTERIOR CONSTRUCTION		-

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731887685.7

Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 3

Tenant Improvement Standards Shell / TI Coordination Matrix
Shell / Tenant Improvement Responsibilities Matrix	4/1/2019
South Building Only – 835 Industrial

Shell Space Warm-up (Sheet rock and finish on interior only)		-
Stair Enclosures	-	X	-
Changes to base building stair enclosures	-	-	X
HVAC Shaft Enclosures for Shell Only.	-	X	-
Changes to base building shaft enclosures	-	-	X
Elevator Shaft Enclosures	-	X	-
Core Toilet Rooms	-	X	-
Changes to base building toilet rooms	-	-	X
First Floor Lobby	-	X	-
1 Janitor’s Closet in the core area	-	X	-
Main Electrical Room (1st Floor)	-	X	-
Electrical distribution	-	X	X	(2) Shell electrical rooms on each floor for shell distribution; Tl electrical room(s) by tenant
Floor phone MPOE room	-	X	-	(1) IDF Room per Floor
Data / Phone Distribution Rooms on each floor	-	-	X
Mechanical Room	-	-	X
Backside of Exterior Wall and outside of Shell Space Warm-up rooms	-	-	X
Tenant Spaces	-	-	X
Offices	-	-	X
Conference Rooms	-	-	X
Break Areas	-	-	X
Lobbies / reception on upper floors	-	-	X
IT rooms IDF / MDF/ server / data centers	-	-	X
Equipment Rooms	-	-	X
Warehouse, Shipping & Rec.	-	-	X
Storage Rooms	-	-	X
Floor service areas	-	-	X
Corridors / Hallways	-	-	X
All other Tenant occupied spaces	-	-	X
Elected finishes upgrading	-	-	X
Window Treatments	-	-	X
Interior Planters	-		X
Recessed floor mats	-		X

Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
11.0 EQUIPMENT		-
Window Washing Equipment & Associated Utilities	-	X	-

Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
14.0 CONVEYING
Elevator installation	-	X	-
Elevator Cab finishes	-	X	-
Elevator Floor Finishes	-	X	-
Tl changes to standard finishes	-	-	X
All elevator equipment necessary for complete & operable assembly	-	X	-
Smoke Curtains	-	X	-

Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
15.0 FIRE PROTECTION
Shell Wet fire protection (risers, loops, branches and up heads for Shell B Occ)	X	-	-
Wet fire protection head location modifications due to Tl walls	-	-	X
Restroom Core /Lobby Heads	-	X	-
Down heads as required for Tl construction	-	-	X	T included in Shell for Tl connection
Smoke Control and Smoke Evacuation	-	-	X	Not required for shell project & building design. Only required if modified by tenant.

Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
15.2 PLUMBING/PROCESS		-
Building Roof Drainage w/ a Piped Overflow System	X	-	-
Sanitary Waste:		-
Under floor Sanitary Waste system for Toilet Rooms and Shower on First Floor	-	X	-
Under floor sanitary waste main trunk lines	-	X	-
Under floor Sanitary Waste branch piping for Tl use	-	-	X
Sanitary Waste Risers	-	X	-

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 4

Tenant Improvement Standards Shell / TI Coordination Matrix
Shell / Tenant Improvement Responsibilities Matrix	4/1/2019
South Building Only – 835 Industrial

Sanitary Waste Branch Piping	-	-	X
Sanitary Waste system for Toilet Rooms on 2nd - 6th Floor	-	X	-
Sanitary Waste & Vent System for 2 Toilet Rooms per floor	-	X	-
Domestic Water:		-
Water Meter	-	X	-
Domestic Water Under slab Piping	-	X	-
Domestic Water Risers	-	X	-
Domestic Water Distribution and Branch Piping	-		X
Hot Water Heaters for Toilet Rooms	-	X	-
Hot Water Heaters (for Tl break areas, etc.)	-		X
Lab Waste:		-
Under slab lab waste risers	-	X	-
Under floor lab waste branch piping	-		X
Gas:		-
Gas Meter	-	X	-
Gas service to shell mechanical equipment point of use	-	X	-
Branch Distributions - Gas for Tl (if required)	-	-	X
Plumbing Fixtures @ Toilet Rooms for floors	-	X	-
Cold & Hot water Branch	-	-	X
Cold & Hot Water Supply	-	X	-
Piping Insulation	Installed with associated piping system
Generator Fuel Storage Tanks	-	X	-
Process Piping (Generation, Storage, and Distribution)	-	-	X
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
15.3 HVAC		-
HVAC Equipment		-
Rooftop Airhandlers	-	X	-
Chillers	-	X	-
Boilers	-	X	-
Exhaust Fans	-	X	-
Pumps & Other Misc. Equipment req for HVAC System	-	X	-
Data Center/ Server Room HVAC	-	-	X
Building Management Systems (BMS):		-
BMS Equipment main CPU and programming, control components and wiring to base building equipment	-	X	-
BMS Zone level controlling and monitoring	-	-	X
HVAC vertical Ductwork Riser	-	X	-
HVAC Horizontal Ductwork Mains	-	-	X
HVAC Ductwork Zone Distribution	-	-	X
VAV's & Grills from main Riser	-	-	X
CW/HHW S&R Risers	-	X	-
CW/HHW S&R Branch Piping	-	-	X
Insulation - Duct & Pipe Risers	-	X	-
DDC Controls damper at main duct at shaft	-	X	-
Insulation - Duct & Piping T.I.	-	-	X
Air & Water Balance	-	-	X
System Test & Startup	-	-	X
Toilet Exhaust System install duct riser and full system	-	X	-
Fire stopping	Installed with associated penetrations
Smoke / Fire Dampers	Installed with associated penetrations
-
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
16.0 ELECTRICAL		-
Primary Electrical Power conduits wire	X	-	-
Electrical utility pad and transformer (by PG&E)	X	-	-
Secondary Power Conduits & Wire	-	X	-
Window washing utilities	-	X	-
Main Switchboard	X	-	-
Remaining breakers for Tl work	-	X	-
Electrical distribution to the building mechanical equipment point of use	-	X	-
Elevator power distribution to point of use	-	X	-
Electrical Transformers, Panels & Power Distribution within Tl Area	-	-	X
Code compliant Shell Fire Alarm System (Flow and tamper)	X	-	-
Fire alarm System (FAS)		-
Fire Alarm Controls Including equip main CPU and programming, control components and wiring to base bldg equipment, and central area	-	X	-	For shell fire alarm devices only
Controlling / Monitoring Tl space	-	-	X
Lighting & Lighting Controls within Tl Area	-	-	X
Lighting & Electrical - Toilet Core 1 st - 6fl as well as Shower on 1	-	X	-

C: \Users\bt008338\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\GR5UVTL8\Copy of 825835 Industrial Shell-TI Responsibilities Matrix ds 040119 team edits.xls	4/3/2019 9:12 AM

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 5

Tenant Improvement Standards Shell / TI Coordination Matrix
Shell / Tenant Improvement Responsibilities Matrix	4/1/2019
South Building Only – 835 Industrial

Lighting & Electrical - Ground Floor Lobby	-	X	-
Lighting & Electrical - Mechanical & Electrical Rooms	-	X	-
Generator / ATS Emergency Power	-	X	-
Generator / ATS for Tl use	-	X	-	Remaining prorata capaicty for TI after life safety requirements
Temp Power / Lighting for Tl		-	X
Security
Cameras			X
Access Control/ Card Readers		X		Card Readers on Shell perimeter doors, stair doors, and elevator cabs are included in Shell
Description of Scope	Cold Shell	Full Shell Warm- up	Tenant Work see also Tl detail	Notes
16.2 COMMUNICATIONS		-
Site Underground conduit terminated within building at MPOE	X	-	-
AT&T	X	-	-
Interconnect	X	-	-
Telecom Room (MPOE)	-	X	-
Modifications to MPOE infrastructure	-	-	X
Telecom Infrastructure from MPOE	-	-	X

C: \Users\bt008338\AppData\Local\Microsoft\Windows\INetCache\Content.Outlook\GR5UVTL8\Copy of 825835 Industrial Shell-TI Responsibilities Matrix ds 040119 team edits.xls	4/3/2019 9:12 AM

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 6

Schedule 2

Building Shell Construction Drawings

Warm Shell Office Buildings and Site Improvements For:

ALEXANDRIA REAL ESTATE EQUITIES, INC

887 Industrial Road

San Carlos, CA 94070

ALEXANDRIA

ARC TEC

VICINITY MAP

SITE

PROJECT TEAM

PROJECT DATA

PROJECT DESCRIPTION

APPLICABLE CODES

DEFERRED SUBMITTALS

DRAWING INDEX AND ISSUE DATES

DRAWING INDEX AND ISSUE DATES

DRAWING INDEX AND ISSUE DATES

DRAWING INDEX AND ISSUE DATES

Warm Shell Office Buildings and Site Improvements For:

ALEXANDRIA REAL ESTATE EQUITIES, INC

887 Industrial Road

San Carlos, CA 94070

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Schedule 3

Tenant Improvement Space Plans

FLOOR PLAN NOTES:

1 FLOOR PLAN - LEVEL 5, OVERALL PRICING PLANS

DGA planning | architecture | interiors

NO.	DESCRIPTION	DATE
6.	MECH COORD.	04.22.19
5.	TEST FIT PRICING	04.10.19
4.	TEST FIT OPTIONS	02.07.19
3.	BLOCKING PLAN	01.29.19
2.	BLOCKING PLAN	12.05.18
1.	BLOCKING PLAN	11.16.18

CLIENT

PROJECT

ADDRESS

PROJECT NO.

SCALE

TITLE

PRICING PLAN - LEVEL 5, OVERALL - OPTION 1

P.5

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EDGE OF TENANT SPACE

1 FLOOR PLAN - LEVEL 6, OVERALL PRICING PLANS

FLOOR PLAN KEY NOTES:

FLOOR PLAN NOTES:

DGA planning | architecture | interiors

REV.	DESCRIPTION	DATE
6.	MECH. COORD.	04.23.19
5.	TEST FIT PRICING	04.10.19
4.	TEST FIT OPTIONS	02.07.19
3.	BLOCKING PLAN	01.29.19
2.	BLOCKING PLAN	12.05.18
1.	BLOCKING PLAN	11.16.18

CLIENT

PROJECT: BUILDING 835 - OFFICE AND LABS TENANT IMPROVEMENT

ADDRESS: 835 INDUSTRIAL RD SAN CARLOS, CA 94070

PROJECT NO. 19838

SCALE: 1/16" = 1'-0"

TITLE

PRICING PLAN - LEVEL 6, OVERALL - OPTION 1

P.6

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TEST FIT PRICING NOTES:

DGA planning | architecture | interiors

NO.	DESCRIPTION	DATE
6.	MECH. COORD.	04.23.19
5.	TEST FIT PRICING	04.10.19
4.	TEST FIT OPTIONS	02.07.19
3.	BLOCKING PLAN	01.29.19
2.	BLOCKING PLAN	12.05.18
1.	BLOCKING PLAN	11.16.18

CLIENT

PROJECT: BUILDING 835 - OFFICE AND LABS TENANT IMPROVEMENT

ADDRESS: 835 INDUSTRIAL RD, SAN CARLOS, CA 94070

PROJECT NO: 18038

SCALE

TITLE

GENERAL NOTES

P.1

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Schedule 4

LEED Standards for Tenant Improvements

Tenant Improvement Compliance Requirements

Landlord to strive for LEED Gold level rating for the Core & Shell project. Landlord is seeking LEED-CS v3 certification of the Base Building Project. Tenant supports that effort and agrees to comply with the following requirements as listed below to support LEED Core & Shell Certification within the Tenant Improvements.

The tenant shall meet all State of California Title 24 2016-Part 6, California Green Building Code, energy efficiency, and sustainable operations requirements for first time tenant improvements, including but not limited to the following:

The tenant plumbing scope of work shall include fixtures with flush and flow rates that do not exceed the following:

Break sink (in kitchen break rooms only) – 1.5 gpm

Pre-Rinse Spray Valves (for kitchen equipment) – 1.3 gpm

(Water Efficiency credit 3, Indoor Water Use Reduction, 40%)

The tenant HVAC design scope of work must meet the mandatory provisions of ASHRAE 90.1-2010. The tenant lighting scope of work shall comply with Title 24, 2016 prescriptive code lighting power densities, daylighting, and occupancy sensor controls and meet the following maximum lighting power density values 30% below Title 24 requirements:

Conference/Meeting:	0.8 W/SF
Corridor:	0.4 W/SF
Dining Area:	0.67 W/SF
Food Prepare:	0.8 W/SF
Lobby:	0.4 W/SF
Open Office:	0.5 W/SF
Lab/Vivarium:	0.93 W/SF
Stairwells:	0.6 W/SF

(Energy & Atmosphere credit 1, Optimize Energy Performance)

The tenant HVAC and/or refrigeration equipment scope of work shall include zero use of chlorofluorocarbon (CFC)-based refrigerants in new base building heating, ventilating, air conditioning and refrigeration (HVAC&R) systems. Additionally, for all equipment over 0.5lbs of refrigerant, select refrigerants and heating, ventilating, air conditioning and refrigeration (HVAC&R) equipment that minimize or eliminate the emission of compounds that contribute to ozone depletion and global climate change such that all equipment is in compliance with the following formula: LCGWP + LCODP x 105 ≤ 100

(Energy & Atmosphere prerequisite 3 and credit 4, Fundamental & Enhanced Refrigeration Management)

The tenant HVAC scope of work shall meet the minimum requirements of Sections 4 through 7 of ASHRAE Standard 62.1 - 2007, Ventilation for Acceptable Indoor Air Quality. Mechanical ventilation systems must be designed using the ventilation rate procedure or the applicable local code, whichever is more stringent. The tenant HVAC scope of work shall include permanent monitoring systems to ensure that ventilation systems maintain design minimum requirements.

(Environmental Quality prerequisite 1, Minimum IAQ Performance)

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Provide a direct outdoor airflow measurement device capable of measuring the minimum outdoor air intake flow with an accuracy of plus or minus 15% of the design minimum outdoor air rate, as defined by ASHRAE 62.1-2007 for mechanical ventilation systems where 20% or more of the design supply airflow serves non-densely occupied spaces. The tenant HVAC scope of work shall include permanent monitoring systems to ensure that ventilation systems maintain design minimum requirements. Configure all monitoring equipment to generate an alarm when the airflow values or carbon dioxide (CO2) levels vary by 10% or more from the design values via either a building automation system alarm to the building operator or a visual or audible alert to the building occupants. Monitor CO2 concentrations within all densely occupied spaces (those with a design occupant density of 25 people or more per 1,000 square feet). CO2 monitors must be between 3 and 6 feet above the floor

(Environmental Quality credit 1, Outdoor Delivery Air Monitoring)

The tenant HVAC scope of work shall increase mechanical ventilation systems to perform 30% better than Sections 4 through 7 of ASHRAE Standard 62.1-2007, Ventilation for Acceptable Indoor Air Quality.

(Environmental Quality credit 2, Increased Ventilation)

The tenant scope of work shall meet California Green Building Code and LEED requirements to develop and implement a plan to manage indoor air quality (IAQ) during construction that meets or exceeds SMANCA Guidelines for Occupied Buildings Under Construction, 2nd Edition 2007, ANSI/SMACNA 008-2008, protect stored on-site and installed absorptive materials from moisture damage, and if permanently installed air handlers are used during construction, filtration media with a minimum efficiency reporting value (MERV) of 8 must be used at each return air grille, as determined by ASHRAE Standard 52.2-1999 (with errata but without addenda). Replace all filtration media immediately prior to occupancy.

(Environmental Quality credit 3, Construction IAQ, During Construction)

The tenant scope of work shall meet California Green Building Code and LEED requirements to ensure that all adhesives and sealants used on the project site must comply with the volatile organic compounds (VOCs) emissions established by South Coast Air Quality Management District (SCAQMD) Rule 1168 and Green Seal Standard GS-36.

(Environmental Quality credit 4.1, Low-Emitting Materials, Adhesives & Sealants)

The tenant scope of work shall meet California Green Building Code and LEED requirements to ensure that all paints and coatings used on the project site must comply with the designated standard: Green Seal Standard GS-11, Green Seal Standard GS-03, and South Coast Air Quality Management District (SCAQMD) Rule 1113.

(Environmental Quality credit 4.2, Low-Emitting Materials, Paints & Coatings)

The tenant scope of work shall meet California Green Building Code and LEED requirements to ensure that all flooring and flooring adhesives used in the building have to comply with designated flooring standards, such as Carpet and Rug Institute's Green Label Plus, Scientific Certification Systems' FloorScore, and/or California Dept of Health Volatile Organic Emissions.

(Environmental Quality credit 4.3, Low-Emitting Materials, Flooring Systems)

The tenant scope of work shall meet California Green Building Code and LEED requirements to ensure that all composite wood, agrifiber products and laminating adhesives used on the interior of the building can't have added urea-formaldehyde resins and those used in the exterior should meet California Air Resources Board standard.

(Environmental Quality credit 4.4, Low-Emitting Materials, Composite Wood & Agrifiber Products)

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The tenant shall sufficiently exhaust each space where hazardous gases or chemicals may be present or used (e.g., garages, housekeeping and laundry areas, copying and printing rooms), using the exhaust rates determined in EQ Prerequisite Minimum Indoor Air Quality Performance or a minimum of 0.50 cfm per square foot (2.54 l/s per square meter), to create negative pressure with respect to adjacent spaces when the doors to the room are closed. For each of these spaces, provide self-closing doors and deck-to-deck partitions or a hard-lid ceiling. Each ventilation system that supplies outdoor air to occupied spaces must have particle filters or air-cleaning devices that meet one of the following filtration media requirements: a minimum efficiency reporting value (MERV) of 13 or higher, in accordance with ASHRAE Standard 52.2–2010; or Class F7 or higher as defined by CEN Standard EN 779–2002, Particulate Air Filters for General Ventilation, Determination of the Filtration Performance.

(Environmental Quality credit 5, Indoor and Chemical Pollutant Source Control)

The Tenant is responsible for pest management services. The Tenant’s pest management vendor is to implement an Integrated Pest Management Program based on the Integrated Pest Management Policy developed for the Core and Shell of this project. Refer to Attachment A - Integrated Pest Management Policy. Tenant shall provide as evidence a signed contract, financials omitted, showing that an ongoing, 2 year Integrated Pest Management is to be provided by the pest management vendor.

(Innovation in Design credit 1.3, Integrated Pest Management)

The Tenant is responsible janitorial services. The Tenant’s janitorial vendor is to implement a Green Cleaning Program based on the Green Cleaning Policy developed for the Core and Shell of this project. Refer to Attachment B - Green Cleaning Policy. Tenant shall provide as evidence a signed contract, financials omitted, showing that an ongoing, 2 year Green Cleaning Program is to be provided by the janitorial vendor.

(Innovation in Design credit 1.4, Green Cleaning)

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 13

Schedule 5

Site Logistic Instructions

Site Logistics Instructions to Tenant

1.	Site Control: The site is under the care, custody and control of Truebeck through campus completion of all Shell & Core, Parking Structure, and Sitework activities.
2.

Site Security: Site security system for multiple GC on site should be considered by ARE. Having multiple GCs will require a system of identification of who is a member of the IR team to prevent people entering the site that should not be here.

3.

Power and Water: TI contractor to provide their own temporary power and water.  Note design based on infrastructure under construction per Schedule for base buildings, depending on the start time of TI, source of power may change.

4.

Union: All TI contractors and subcontractors must be union labor.  If non-union trades are hired, the TI contractor would be required to implement dual gates, which may not be feasible to due complex site logistics.  Impacts to Shell cost and schedule due to dual gates would be by TI. Any modifications to site logistics must be coordinated and approved by Truebeck.

5.	Wheel Wash: Provisions for wheel washing of vehicular traffic on site - trucking, delivery, etc. should be by the TI contractor and follow all conditions of approval.
6.

Parking: All TI personnel must park in the designated parking area behind 960 Industrial.  The designated parking lot will be provided by ARE, management of the TI workers in the parking area by the TI contractor – signage, trash, toilets, etc.

7.

Trucking/Deliveries: All delivery and trucking requirements must be per the Conditions of Approval. Deliveries on site must be coordinated with Truebeck activities and only approved ‘live’ deliveries and drop offs of equipment will be allowed.

8.

Lay Down/Logistics: There is no space for laydown onsite.  Plan for zero lot line deliveries.  Coordinate any staging on floors prior to Shell completion with Truebeck. Due to constrained site logistics, temp toilets and debris management plan need to be consider the tight site logistics. Debris removal will need to plan for daily off haul without a standing dumpster.

9.	Loading: Leave out bays, hoisting bays, off hours use of the personnel hoist, would be the TI responsibility to coordinate, pay for, or coordinate the use agreement of.
10.

Lift: Personnel lift will be running on the exterior of the building through the construction and sign-off of the freight elevator. Freight elevator capacity 5000lb.  Loads must be spread in accordance with elevator requirements to prevent damage.  TI contractor will be responsible for a portion of operator costs through shell completion.  TI contractor will be responsible for monthly charges for Kone temp use of interior freight elevator if extended beyond Shell schedule.

11.

Walls: To allow Shell work adequate space to complete, construction of TI work within 10’ of exterior wall, stairs, shafts, or cores cannot not begin until the skin is substantially complete, or through coordination and approval following rock on interior walls.

12.	Roof: Roof access is restricted. Access by TI contractor will be allowed following coordination and permission by Truebeck Construction.
13.	Specialty TI Work: Specialty work such as a bridge between buildings, interconnecting floor stairs, etc. would need to be coordinated as to the impacts to the Shell permit and schedule.

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 14

Schedule 6

Tenant Improvement Work Readiness Condition

General

1.Tenant has the right to commence tenant improvement construction once the below requirements have been met by the landlord and accepted by the tenant .

2.Floors that are released to begin TI work should be in a condition to safely allow Tenant’s work to commence in an efficient and safe manner. Each floor released shall be delivered in broom-clean condition, free of any debris or material , with the exception of material and tools related to ongoing work for the warm shell construction or commissioning as indicated by the shell schedule.

3.Floors that are released to begin TI work should be complete to allow layout to begin off floor surfaces, column lines, control lines or Trimble reference points.

4.Shell contractor will be responsible for coordination with TI contractor and TI contractor will work collaboratively with the Shell contractor to minimize any TI construction disruption.  Once the schedule and work sequences have been agreed to by both contractors, a) Shell contractor shall pay for any damage or removal to any completed TI work or any disruption of the agreed to TI schedule.  b) TI contractor shall pay for any damage or removal to any completed Shell Core work or any disruption of the agreed to Shell Core schedule.  To facilitate this coordination effort, TI contractors are required to have a representative with the knowledge of their daily work plans and authority to make/ change/ adjust plans attend a morning huddle to coordinate daily site logistics.

5.TI contractor shall have shared access to exterior personnel hoist man-lift and crane and once the main lift is removed the freight elevator during construction (construction elevator).  There will be one personnel hoist or construction elevator per building.  Tenant shall be responsible for a pro-rata share of the elevator operating cost based on elevator usage.  TI contractor shall coordinate use of the construction elevators with the Shell contractor.  In the case of crane, C&S contractor has priority of use .  Personnel hoist or freight elevator use is for moving personnel and small hand tools between floors. Loading of the building for construction materials is through after hours use of the lifts. If removal of curtain wall is required to load TI materials, TI contractor is responsible to coordinate and contract with Walters & Wolf to remove and replace glass.

6.Because elevators will be in the process of being installed concurrent with the tenant improvements, the skin will not be completely installed.  Once the elevators are complete and approved by the state, the exterior man-lift can be removed and the TI contractor will work collaboratively with the Shell contractor to allow building exterior enclosure to be completed.  All elevators to be signed off no later than 5 months after delivery of the final floors.  Site improvements and infrastructure will be ongoing during TI loading of materials.  TI contractor to provide protection of sitework and finishes.

7.Prior start of construction, TI contractor shall fully coordinate HVAC, Plumbing, Electrical, and Fire Sprinkler systems with core and shell model.  Points of connection to the warm shell infrastructure by TI build out will need to be coordinated between teams. Warm shell systems will be commissioned to the point of completion less required loads prior to connection to completed and tested TI systems. Connection is by TI contractor.

8.TI Plumbing systems to be fully coordinated between the base building and the tenant improvements in the form of a clash free Building information Model (BIM).

9.TI Fire Sprinkler to be fully coordinated between the base building and the tenant improvements in the form of a clash free Building information Model (BIM).

10.TI Electrical system to be fully coordinated between the base building and the tenant improvements in the form of a clash free Building information Model (BIM).

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Work Letter – Landlord Build	835 Industrial/Chemocentryx - Page 15

11.Where practical, building Shell commissioning will be concurrent with the TI commissioning.  This will allow the TI will provide the necessary loads to allow the base building equipment to be commissioned and the Building Automations System to be coordinated between the base building and the tenant improvements . Warm shell commissioning will be completed as far as possible, short of the portion of work requiring a TI load. Commissioning of the building systems requiring a load shall occur after the TI contractor has completed their documentation of functional testing.

12.Water to be available to tenant use for construction proposes . Temp water is available through the Janitor Closet on each floor. The Janitor closet construction at turn over to TI construction with ‘end state’ finishes. Any additional temp water requirements would be by the TI contractor.

13.Tenant contractor will at all times have access to sufficient power at the house panel to allow for TI construction  hand tools.  Power for welding is by TI contractor. Temp Power requirements are to be coordinated with warm shell contractor.

14.Core & Shell logistical plan, inclusive of location of cranes, concrete pumps and booms, and any other item that would impact TI construction, to be communicated and closely coordinated with the design and construction of the Tenant Improvements . Overall Site Logistics for the campus is very congested. There is no laydown area available for TI construction outside the building. Delivery coordination is through StruxHub.  To facilitate this coordination effort, TI contractor to attend weekly coordination meetings in addition to daily morning huddles.

15.Tenant contractor will allow shell contractor access and laydown area sufficient to complete the shell components on each floor.  Laydown areas and work areas will be coordinated between the Shell and TI contractors prior to TI contractor starting work on each floor in order to minimize the impact and not cause any delay to the construction of either the Shell or the TI work.

Building Core and Shell Condition:

In addition to the general requirements stated above the following building shell components will be in the following state of completion at the time of TI rough-in starting on each floor to satisfy the Tenant Improvement Work Readiness Condition:

1.Building floor decks will need to be poured at least three floors above the floors that are released.

2.The floors as they are released shall be free of any shoring or temporary supports and shall meet, floor flatness standards referenced in shell specifications.

3.Building enclosure on each floor will be 75 % complete at the start of TI rough-in and 90% complete at the time of starting TI interior finishes.  90% completion shall occur no later than 4 weeks following 75% completion.  It is understood that a portion of the façade and the floor slab may be open to provide access to the exterior manlift(s) and/or tower cranes but any such opening shall be protected by TI contractor through temporary measures to create a “water-tight” condition.  TI contractor will allow Shell contractor access required to complete the building shell exterior skin.

4.Building code required stairs on each floor will be installed but not completed.

5.“Exterior shell” of all base building rooms within or adjacent to the Premises (stairs, electrical rooms, mechanical rooms, MPOE, etc.) to be fully complete with Tenant’s side fire taped and sanded to level IV finish.

6.Exterior shell” of MPOE room to be complete with interior walls.

7.Fire Sprinklers main loops and upheads installed on each floor as it is released ready for TI connections to the extent allowed by local jurisdiction having authority.

8.Prior to starting TI interior Finishes “Interior shell” of MPOE room to be complete with Interior walls taped and sanded to level IV finish and plywood back boards installed.

9.Prior to starting TI interior Finishes “Interior shell” of Structured Cable Distribution Closet on each floor to be complete with Exterior walls taped and sanded to level IV finish.

10.See also Site Logistics Instructions to Tenant sent to ARE 4/3/2019.

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835 Industrial/Chemocentryx - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of ______________, ____, between ARE-SAN FRANCISCO NO. 63, LLC, a Delaware limited liability company (“Landlord”), and CHEMOCENTRYX, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated July __, 2019 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is ______________, _____, the Rent Commencement Date is ______________, _____, and the termination date of the Base Term of the Lease shall be midnight on ______________, _____.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

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835 Industrial/Chemocentryx - Page 2

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

CHEMOCENTRYX, INC.,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-SAN FRANCISCO NO. 63, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
managing member

By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

By:
Its:

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Rules and Regulations	835 Industrial/Chemocentryx - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.Except as otherwise expressly provided in the Lease, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.Tenant shall maintain the Premises free from rodents, insects and other pests.

9.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.Except as expressly provided in Sections 30(f), 41(r) and 41(t) of the Lease, Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.No auction, public or private, will be permitted on the Premises or the Project.

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Rules and Regulations	835 Industrial/Chemocentryx - Page 2

15.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.The Premises shall not be used for lodging, sleeping or cooking (except that Tenant may use microwave ovens, toasters and coffee makers in the Premises for the benefit of Tenant employees and contractors in areas designated for such items, but only if the use thereof is at all times supervised by the individual using the same) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.Tenant shall cause any vendors and other service providers hired by Tenant to perform services at the Premises or the Project to maintain in effect workers’ compensation insurance as required by Legal Requirements and commercial general liability insurance with coverage amounts reasonably acceptable to Landlord.  Tenant shall cause such vendors and service providers to name Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies and shall provide Landlord with certificates of insurance evidencing the required coverages (and showing Landlord and Alexandria Real Estate Equities, Inc. as additional insureds under such policies) prior to the applicable vendor or service provider providing any services to Tenant at the Project.

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835 Industrial/Chemocentryx - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

Office Furniture

Cubicles

Laboratory Equipment

Office Equipment

Audio/Visual Equipment

UPS Systems

Server Racks

(All Servers and Switches Therein)

Internal Wireless Access Points

Ice Machines

Refrigerators

Freezers

Microwave Ovens

Artwork

Non-attached Shelving Systems

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835 Industrial/Chemocentryx - Page 1

EXHIBIT G TO LEASE

HAZMAT STORAGE AREA

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835 Industrial/Chemocentryx - Page 2

BAYSHORE FREEWAY
BRANSTEN ROAD
INDUSTRIAL ROAD
ENLARGED AREA

ARCHITECTURAL TECHNOLOGIES

ARC TEC

Arizona

California

ALEXANDRIA REAL ESTATE EQUITIES, INC

SITE PLAN

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835 Industrial/Chemocentryx - Page 1

EXHIBIT H TO LEASE

MECHANICAL PAD

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